UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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Filed by a Party other than the Registrant ☐
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☐	Soliciting Material Pursuant to §240.14a-12

INTERACTIVE INTELLIGENCE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 12, 2005

To Our Shareholders:

The Board of Directors joins me in extending to you a cordial invitation to attend the 2005 Annual Meeting of Shareholders of Interactive Intelligence, Inc. The meeting will be held at the Company’s headquarters located at 7601 Interactive Way, Indianapolis, Indiana, 9:00 a.m. local time on Thursday, May 19, 2005.

In addition to voting on the matters described in this Proxy Statement, we will review the Company’s 2004 business results and discuss our plans for 2005 and beyond. There will also be an opportunity to discuss matters of interest to you as a shareholder.

We hope many Interactive Intelligence shareholders will find it convenient to be present at the meeting, and we look forward to greeting those personally able to attend. It is important that your shares be represented and voted whether or not you plan to be present. THEREFORE, REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE COMPLETE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED. No postage is necessary if the envelope is mailed in the United States. Any shareholder attending the meeting may vote in person even if a proxy has been returned.

We hope that you will be able to attend the meeting, and we look forward to seeing you.

Sincerely,

Donald E. Brown, M.D.
Chairman of the Board

INTERACTIVE INTELLIGENCE, INC.

7601 INTERACTIVE WAY

INDIANAPOLIS, INDIANA 46278

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AT 9:00 A.M. LOCAL TIME ON MAY 19, 2005

To the Shareholders of
Interactive Intelligence, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Interactive Intelligence, Inc., an Indiana corporation (hereinafter the “Company”), will be held at the Company’s headquarters located at 7601 Interactive Way, Indianapolis, Indiana, at 9:00 a.m. local time on Thursday May 19, 2005 for the following purposes:

(1)         To elect one Director to hold office for a term of three years or until his successor is elected and has qualified;

(2)         To approve an amendment to the Company’s Employee Stock Purchase Plan; and

(3)         To transact any other business which may be properly brought before the meeting or any adjournment or postponement thereof.

The above items of business are more fully described in the Proxy Statement accompanying this notice. Please read the Proxy Statement carefully.

Only shareholders of record at the close of business on March 31, 2005 are entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements of the meeting. A list of the shareholders entitled to vote at the meeting will be available for inspection for a purpose germane to the meeting by any shareholder during usual business hours ten days prior to the meeting date at the Company’s headquarters located at 7601 Interactive Way, Indianapolis, Indiana.

By order of the Board of Directors,
Interactive Intelligence, Inc.

Stephen R. Head
Corporate Secretary

Indianapolis, Indiana
April 12, 2005

Your vote is important. Whether or not you expect to attend the meeting, please complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope in order to ensure your representation at the meeting. You can also vote your shares through the Internet or by telephone by following the instructions on the accompanying proxy card. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

INTERACTIVE INTELLIGENCE, INC.
7601 INTERACTIVE WAY
INDIANAPOLIS, INDIANA 46278

PROXY STATEMENT
SOLICITATION OF PROXIES
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AT 9:00 A.M. ON MAY 19, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 19, 2005 at 9:00 a.m. local time for the purposes set forth in the foregoing Notice. This statement and the form of proxy are being first sent to security holders on or about April 12, 2005.

The proxy card, in ballot form, has been prepared at the direction of the Board of Directors and is sent to you at its request. The proxies named therein have been designated by the Board of Directors.

Shareholders who execute proxies retain the right to revoke them at any time before they are voted by attending the Annual Meeting and voting in person or by notifying the Secretary of the Company in writing of such revocation prior to the meeting. If you execute more than one proxy, the proxy having the latest date will revoke any earlier proxies. A proxy, when properly executed, duly returned and not so revoked, will be voted and, if it contains any specification, will be voted in accordance therewith, provided that the proxy is not mutilated or otherwise received in such form or at such time as to render it unvotable. If no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors, as stated on the proxy card and in this Proxy Statement.

The solicitation will be conducted by mail, except that in a limited number of instances proxies may be solicited by officers, Directors and regular employees of the Company personally, by telephone or by facsimile. The Company does not presently anticipate payment of any compensation or fees of any nature to anyone for the solicitation of these proxies, except that the Company may pay persons holding shares in their name, or of their nominees, for the expense of sending proxies and proxy material to principals. The entire cost of solicitation will be borne by the Company.

Outstanding Shares and Voting Rights

The voting securities of the Company consist of 15,983,071 shares of Common Stock issued and outstanding as of March 31, 2005, the record date for the meeting, each of which is entitled to one vote. Only holders of Common Stock of record at the close of business on March 31, 2005 are entitled to notice of and to vote with respect to this solicitation.

The holders of a majority of the shares of Common Stock issued and outstanding, present in person, or represented by proxy, shall constitute a quorum at the Annual Meeting for the transaction of business. The election of the Director nominee will be determined by the vote of the holders of a plurality of the shares voting on such election. Approval of Proposal 2 will be subject to the affirmative vote of a majority of the votes cast on the proposal. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. As a result, neither broker non-votes nor abstentions will affect the determination of whether either of the proposals will be approved.

At the Annual Meeting, votes will be counted by a representative of Wells Fargo Shareowner Services, the Company’s independent transfer agent and registrar. Such representative will process the votes cast by the shareholders, will make a report of inspection and count of the votes cast by the shareholders and will certify as to the number of votes cast on each proposal.

Principal Shareholders

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of February 28, 2005, by each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company’s Common Stock. Except as otherwise indicated below, the person owns such Common Stock directly with sole investment and sole voting power.

	Number of Shares		Percent of
Name and Address of Beneficial Owner	Beneficially Owned		Class
Donald E. Brown, M.D.	8,605,691	(1)	53.0%
7601 Interactive Way
Indianapolis, Indiana 46278
John R. Gibbs	799,446	(2)	5.0%
Three Parkwood
450 East 96th Street
Suite 500
Indianapolis, Indiana 46240
S Squared Technology Corp.	1,418,900	(3)	8.9%
515 Madison Avenue
New York, New York 10022

(1)          Includes 272,700 shares subject to stock options exercisable on or within 60 days after February 28, 2005.

(2)       Mr. Gibbs is a former employee of the Company who retired effective December 31, 2003.

(3)       Information based solely on reports filed by such shareholder under Section 13(d) or 13(g) of the Securities and Exchange Act of 1934. The shareholder is an investment adviser. The number of shares indicated includes 147,000 shares of Common Stock beneficially owned by S Squared Technology, LLC, an affiliate of the shareholder.

ELECTION OF DIRECTORS
(ITEM 1 ON PROXY CARD)

The Board of Directors of the Company currently consists of five Directors divided into three classes, and the term of one class of Directors expires each year. Generally, each Director serves until the annual meeting of shareholders held in the year that is three years after such Director’s election and until such Director’s successor is elected and has qualified.

Donald E. Brown, M.D. is presently serving as a Director of the Company and is the Company’s President and Chief Executive Officer. He was nominated by the Board of Directors upon recommendation of the Nominating and Corporate Governance Committee to be elected at the Annual Meeting for a term of three years to expire at the Company’s Annual Meeting in the year 2008 or until his successor is elected and has qualified.

The persons named in the accompanying proxy card will vote the shares represented by all executed proxies which are received for the election of the nominee hereinafter named, unless the authority to do so is withheld on the proxy.

Management has no reason to believe that the nominee will refuse to act or be unable to accept election; however, in such event and if any other unforeseen contingency should arise, it is the intention of the persons named in the accompanying proxy card to vote for other nominees selected by the Nominating Committee in accordance with their best judgment.

The following descriptions set forth certain information, as of February 28, 2005, about each Director, including each person’s business experience for the past five years. There is no family relationship between any of the Directors or executive officers of the Company.

NOMINEE FOR TERM TO EXPIRE IN 2008

DONALD E. BROWN, M.D.; Director since 1994; Age 49; Indianapolis, Indiana. Dr. Brown is Chairman of the Board of Directors, President and Chief Executive Officer of the Company and has held such positions since 1994 in the case of President, since 1995 in the case of Chief Executive Officer and since 1998 in the case of Chairman of the Board of Directors. Dr. Brown co-founded the Company in 1994.

PRESENT TERM EXPIRES IN 2006

EDWARD L. HAMBURG, Ph.D.; Director since 2004; Age 53; Chicago, Illinois. Dr. Hamburg is the former Executive Vice President of Corporate Operations, Chief Financial Officer and Corporate Secretary of SPSS Inc., a software firm, located in Chicago, Illinois, that provides predictive analytical technology and services. Dr. Hamburg held such position from 1992 to 2004 and was head of business development for SPSS Inc. from 1986 to 1992. Dr. Hamburg currently holds an advisory position with SPSS Inc. and also serves as a consultant to various high-technology companies.

SAMUEL F. HULBERT, Ph.D.; Director since 2001; Age 68; Naples, Florida. Dr. Hulbert is the former President of Rose Hulman Institute of Technology, an engineering, science and mathematics college located in Terre Haute, Indiana. Dr. Hulbert held such position from 1976 until his retirement in 2004.

PRESENT TERM EXPIRES IN 2007

WILLIAM E. MCWHIRTER; Director since 2002; Age 54; Indianapolis, Indiana. Mr. McWhirter is Chairman Emeritus of Fifth Third Bank, Indiana. From 1985 until 1999, Mr. McWhirter served as Chief Executive Officer of Peoples Bank & Trust Company at which time it merged with Fifth Third Bank, Indiana.

MARK E. HILL; Director since 2004; Age 48; Westfield, Indiana. Mr. Hill is the president of Baker Hill Corporation, a privately held company located in Carmel, Indiana that provides business process solutions mainly for the banking industry. Mr. Hill has held such position since 1986.

The Board of Directors recommends a vote FOR the nominee listed above.

APPROVAL OF THE AMENDMENT TO THE COMPANY’S
EMPLOYEE STOCK PURCHASE PLAN
(ITEM 2 ON PROXY CARD)

On February 22, 2000, the Board of Directors adopted, and on May 16, 2000, the shareholders of the Company approved, the Employee Stock Purchase Plan (the “Purchase Plan”). On April 1, 2005, the Company’s Board of Directors adopted an amendment (the “Amendment”) to the Purchase Plan and directed that the Amendment be submitted to the shareholders of the Company for consideration and approval at the 2005 Annual Meeting. The Amendment would increase from 500,000 to 750,000 the total number of shares of the Company’s Common Stock available for issuance and purchase under the Purchase Plan.

The following is a summary of the principal features of the Purchase Plan and is qualified in its entirety by reference to the complete text of the Purchase Plan, as proposed to be amended, as set forth as Appendix A to this Proxy Statement. Shareholders are urged to read the actual text of the Purchase Plan, as proposed to be amended, as set forth in Appendix A.

Purpose

The purpose of the Purchase Plan is to facilitate employee ownership of the Company’s Common Stock, thereby providing a broad-based incentive for employees to enhance the Company’s performance through their services.

Administration

Pursuant to the Purchase Plan, the Board of Directors appointed the Compensation and Stock Option Committee (the “Compensation Committee”) to administer the Purchase Plan. The Compensation Committee has primary responsibility for administering and interpreting the Purchase Plan, assisted by the Company’s payroll department and Wells Fargo Shareowner Services, the Plan Agent.

Shares

Currently under the Purchase Plan, 500,000 shares of Common Stock are available for issuance and purchase. Through February 28, 2005, employees of the Company had purchased a total of 452,679 shares and 47,321 shares remained available for purchase.

The Amendment would increase by 250,000 the total number of shares of Common Stock available for issuance and purchase under the Purchase Plan, subject to adjustment in certain events. The source for the Common Stock purchased under the Purchase Plan may be newly issued shares, treasury shares or shares purchased on the open market or in private transactions.

The closing sale price of the Company’s Common Stock on April 1, 2005, as quoted on the NASDAQ Stock Market, was $4.90 per share.

Eligibility and Participation

Regular employees of the Company and any designated subsidiary who have been employed for at least 30 days are eligible to participate in the Purchase Plan, on a voluntary basis, if they meet certain conditions. To be eligible, an employee’s customary employment must be greater than both 20 hours per week and five months in any calendar year.

Eligible employees become participants in the Purchase Plan by filing an enrollment form authorizing payroll deductions and electing a payroll deduction amount. If the enrollment form is filed within the time period prescribed by the Purchase Plan, the employee will become a participant in the Purchase Plan on the first day of the next calendar quarter (each such date, an “Entry Date”).

During the time that the Purchase Plan has been in effect, none of the current Named Executive Officers have purchased shares of Common Stock under the Purchase Plan, except for Gary R. Blough, who purchased an aggregate of 5,921 shares of common stock through June 30, 2002 at a weighted average purchase price of $9.50 per share. As of February 28, 2005, all employees as a group, other than the executive officers, have purchased 446,757 shares of Common Stock at a weighted average purchase price of $4.97 under the Purchase Plan. Because participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions, future purchases under the Purchase Plan are not determinable. Nonemployee directors are not eligible to participate in the Purchase Plan.

Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the duration of each calendar quarter. The deducted amounts are credited to an account in the employee’s name. The deductions may not exceed 20% of a participant’s compensation, and the maximum deduction that may be made during each payroll period is $1,000. Payroll deductions commence on the first payday following an Entry Date and will continue at the same rate until terminated or changed as provided in the Purchase Plan.

Purchase of Stock; Purchase Price

Unless the participant discontinues payroll deductions, on the first business day of each calendar quarter, each participant will be deemed, without further action, to have purchased shares of Common Stock with the entire balance in his payroll deduction account. Currently, the price at which shares are sold to participating employees is equal to 85% of the lower of the fair market value of the Common Stock on (i) the first business day of the immediately preceding calendar quarter or (ii) the last business day of the immediately preceding calendar quarter. For purposes of the Purchase Plan, fair market value is defined as the closing price of the Company’s Common Stock as reported on the NASDAQ Stock Market on the relevant date. Once purchased, the Plan Agent credits the shares to the participant’s investment account, where it is held until the employee dies, withdraws the stock or leaves the Company.

The Board of Directors has determined, at this time, not to make changes to the purchase price calculation that would allow the Company to avoid the impact of the Financial Accounting Standards Board Statement No. 123R (“Statement No. 123R”) with respect to the Purchase Plan. Statement No. 123R will require the Company, beginning with the third quarter of 2005, to measure all share-based payments to employees using a fair-value-based method and record such expense in the Company’s financial statements. Although most of the attention regarding Statement No. 123R has focused on employee stock options, it also applies to employee stock purchase plans and it treats the purchase rights granted to employees in such plans as options that must be so valued. The Compensation Committee and the Board of Directors reviewed the changes that would be required to the Purchase Plan to avoid the impact of Statement No. 123R, such as making the purchase price 95% (instead of 85%) of the fair market value on the last business day of the immediately preceding calendar quarter (instead of the current method described above), and determined that such changes would frustrate the purpose of the Purchase Plan and would not be beneficial to the Company or its shareholders. Therefore, the Compensation Committee and the Board of Directors have elected to continue the 15% discount, at this time, despite the additional compensation expense that will be involved, in order to continue to provide incentive to employees, through the ownership of Common Stock, to enhance the Company’s performance through their services.

As stated above, the Company will record compensation expense related to the Purchase Plan because it has decided not to amend the Purchase Plan to avoid the impact of Statement No. 123R. However, the

Company is considering amending certain aspects of the Plan to reduce the impact of the related compensation expense.

Limitation on Purchases

Notwithstanding the foregoing, participant purchases under the Purchase Plan are subject to certain limitations. During any one calendar year, a participant may not purchase, under the Purchase Plan or under any other plan qualified under Section 423 of the Code, shares of Common Stock having a fair market value (determined by reference to the fair market value on each date of purchase) in excess of $25,000. In addition, during any one calendar year, all participants who are executive officers of the Company may not purchase, in the aggregate, more than half of the Common Stock purchased under the Purchase Plan during that calendar year. A participant’s payroll deduction account may not be used to purchase Common Stock to the extent that, after a purchase under the Purchase Plan, the participant would, in the aggregate, own or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power of the Company. Furthermore, if the number of shares which would otherwise be purchased exceeds the number of shares then available under the Purchase Plan, a pro rata allocation of the shares remaining will be made in as equitable a manner as is practicable.

Withdrawal

A participant may discontinue payroll deductions at any time during the first 2 ½ months of a calendar quarter and receive a refund of the balance in his payroll deduction account accumulated during that calendar quarter. A participant may also elect to withdraw the shares held in his investment account as of the first business day of any calendar quarter. In either event, the employee may not resume participation in the Purchase Plan until the second Entry Date following his election to discontinue or following the withdrawal.

Termination of Employment

Termination of a participant’s employment for any reason, including retirement or death, cancels his participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant’s payroll deduction account and the shares in the participant’s investment account will be returned to the participant, or, in the case of death, to the person or persons entitled thereto as specified by the employee.

Capital Changes

In the event of any changes in the capitalization of the Company, such as a stock split, stock dividend, recapitalization or merger in which the Company is the surviving company, appropriate adjustments will be made by the Compensation Committee in the number and kind of shares subject to purchase, in the maximum number of shares which may be purchased under the Purchase Plan and in the purchase price of the shares.

Merger, Asset or Stock Sale

If the Company is a party to a consolidation or merger in which it is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity or a sale or transfer of substantially all of the Company’s assets, the Compensation Committee may take such actions with respect to the Purchase Plan as it deems appropriate.

Nontransferability

No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned, transferred or otherwise disposed of in any way by the participant.

Amendment and Termination of the Purchase Plan

The Board of Directors may at any time and for any reason amend or terminate the Purchase Plan. However, no amendment may be made to the Purchase Plan without approval by the shareholders of the Company if such amendment would increase the number of shares of Common Stock that may be issued under the Purchase Plan (other than an increase merely reflecting a change in the capitalization of the Company) or would change the designation of any corporation (other than a subsidiary of the Company) whose employees become eligible to participate in the Purchase Plan.

Use of Funds

All payroll deduction amounts held by the Company under the Purchase Plan are general assets of the Company, free of any trust or other restriction. No interest will accrue on the payroll deductions of a participant in the Purchase Plan.

Federal Income Tax Consequences

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. No income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax, and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period (the “Statutory Holding Period”), then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of the Statutory Holding Period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding periods. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent that ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the Statutory Holding Period described above.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not purport to be complete, and does not discuss the tax consequences of the employee’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee may reside.

The Board of Directors recommends a vote FOR the approval of the proposed amendment to the Company’s Employee Stock Purchase Plan

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

The Company’s Board of Directors has determined that Mr. Hamburg, Mr. Hill, Dr. Hulbert and Mr. McWhirter are “independent directors” as defined by the NASDAQ Stock Market rules. The Board of Directors has determined that each of Dr. Hamburg, Mr. Hill, Dr. Hulbert and Mr. McWhirter has no

relationship with the Company that would interfere with the exercise of his independent judgment in carrying out the responsibilities of a Director of the Company.

During 2004, four meetings of the Board of Directors were held. For the year, each of the Directors during the term of his tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which each such Director served, except Mark E. Hill, who attended 71% of the meetings in 2004 after his appointment to the Board on May 19, 2004. The Company has a policy that states that all Directors are expected to attend the Company’s Annual Meetings of Shareholders. All of the Company’s Board members at the time attended the 2004 Annual Meeting of Shareholders.

The Board has a process whereby shareholders of the Company may send communications to the Board’s attention. Any shareholder desiring to communicate with the Board, or one or more specific members thereof, should communicate in a writing addressed to Interactive Intelligence, Inc., Board of Directors, c/o Secretary, 7601 Interactive Way, Indianapolis, Indiana 46278. The Secretary of the Company has been instructed by the Board to promptly forward all such communications to the specified addressees thereof.

The Company has the following three standing committees.

Audit Committee

The Board of Directors of the Company has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Among its current primary functions, the Audit Committee has the sole authority to retain and terminate the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of the Company’s independent registered public accounting firm; evaluates the qualifications, performance and independence of the independent registered public accounting firm; preapproves all auditing services and permitted non-audit services, including the fees and terms for such services (subject to the de minimus exception for non-audit services that are approved by the Audit Committee prior to completion of the audit) provided by the independent registered public accounting firm; reviews and discusses with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements; discusses with management and the independent registered public accounting firm major issues regarding accounting principles and financial statement presentations and the adequacy of the Company’s internal control over financial reporting and reviews and approves all related-party transactions. See “Audit Committee Report” included elsewhere herein. The Board of Directors has adopted a written Charter of the Audit Committee, which is available on the Company’s website at www.inin.com.

The Audit Committee held ten meetings during 2004. The current members of the Audit Committee are: Edward L. Hamburg (Chairman), Samuel F. Hulbert and William E. McWhirter. All members of the Audit Committee are independent as such term for audit committee members is defined by the NASDAQ Stock Market rules and Rule 10A-3 of the Securities Exchange Act of 1934. The Company’s Board of Directors has determined that Dr. Hamburg meets the Securities and Exchange Commission’s definition of “audit committee financial expert.”

Compensation and Stock Option Committee

The Compensation and Stock Option Committee (the “Compensation Committee”) reviews, determines and establishes the salaries, bonuses and other compensation of the Company’s executive officers and administers the Company’s stock option plans in which executive officers and other key employees participate. The Compensation Committee held five meetings during 2004. The current members of the Compensation Committee are: Mark E. Hill (Chairman), Samuel F. Hulbert and William E. McWhirter. All members of the Compensation Committee are independent as such term for compensation committee members is defined by the NASDAQ Stock Market rules. The Board of Directors has adopted a written Charter of the Compensation Committee, which is available on the Company’s website at www.inin.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) assists the Board in identifying individuals qualified to become Board members, develops the Company’s Corporate Governance Guidelines, leads the Board in its annual review of its performance and recommends Directors for each committee. The Nominating Committee held two meetings during 2004. The members of the Nominating Committee, who are independent as such term for nominating committee members is defined by the NASDAQ Stock Market rules, are Samuel F. Hulbert (Chairman) and William E. McWhirter. The Board of Directors has adopted a written Charter of the Nominating Committee, which is available on the Company’s website at www.inin.com.

The Nominating Committee will consider candidates recommended by shareholders. A shareholder who wishes to recommend a Director candidate for consideration by the Nominating Committee should send such recommendation to the Secretary of the Company, 7601 Interactive Way, Indianapolis, Indiana 46278, who will forward it to the Nominating Committee. Any such recommendation should include a description of the candidate’s qualifications for board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a Director candidate at an Annual Meeting of shareholders, rather than recommend the individual to the Nominating Committee as a nominee, must comply with the advance notice requirements set forth in the Company’s’ By-Laws, as described in “Date of Receipt of Shareholder Proposals for 2006 Annual Meeting” included elsewhere herein.

The Nominating Committee is responsible, when the need arises, for seeking individuals qualified to become Board members for recommendation to the Board. The entire Board nominates members for election to the Board and for filling vacancies on the Board. Nominees for director are selected on the basis of broad experience, judgment, integrity, ability to make independent inquiries, understanding of the Company’s business and environment and willingness to devote adequate time to Board duties. The Nominating Committee’s process for identifying and evaluating nominees for director will be the same whether the nominee is from the Nominating Committee’s search for a candidate, or whether the nominee was recommended by a shareholder.

CODE OF ETHICS

The Company has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of the Company’s Directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer and controller. The Company will provide to any person without charge a copy of the Code, upon request to the Company’s Secretary at 7601 Interactive Way, Indianapolis, Indiana, 46278. The Code is posted on the Company’s website at www.inin.com. The Company intends to disclose any amendments to the Code by posting such amendments on its website. In addition, any waivers of the Code for Directors or executive officers of the Company will be disclosed in a report on Form 8-K.

SECURITY OWNERSHIP OF MANAGEMENT

Set forth below is a tabulation indicating as of February 28, 2005, the shares of the Company’s Common Stock beneficially owned by each Director and nominee, each of the Named Executive Officers, and the current Directors and executive officers of the Company as a group. Except as otherwise indicated below, each individual owns such Common Stock directly with sole investment and sole voting power.

		Number of Shares		Percent of
Name of Beneficial Owner	Principal Position	Beneficially Owned(1)		Class
Donald E. Brown, M.D	Chairman of the Board, President and Chief Executive Officer	8,605,691	(2)	53.0%
Gary R. Blough	Executive Vice President of Worldwide Sales	117,703	(3)	*
Jeremiah J. Fleming	President, Vonexus	152,947	(4)	1.0%
Stephen R. Head	Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer	52,411	(5)	*
Donna G. LeGrand	Former General Counsel	—		*
Edward L. Hamburg, Ph.D.	Director	—		*
Mark E. Hill	Director	5,000	(6)	*
Samuel F. Hulbert, Ph.D.	Director	21,769	(7)	*
William E. McWhirter	Director	33,000	(8)	*
All Current Directors and Executive Officers as a Group (10 persons)		9,048,492	(9)	54.8%

*                    Less than one percent.

(1)          Number of shares of Common Stock owned, directly or indirectly, as of February 28, 2005. This information has been furnished by each Director or officer. Also includes all stock options which are exercisable on or within 60 days of February 28, 2005.

(2)          Includes 272,700 shares subject to stock options exercisable on or within 60 days after February 28, 2005.

(3)          Includes 86,703 shares subject to stock options exercisable on or within 60 days after February 28, 2005.

(4)          Includes 106,195 shares subject to stock options exercisable on or within 60 days after February 28, 2005.

(5)          Includes 27,411 shares subject to stock options exercisable on or within 60 days after February 28, 2005.

(6)          Includes 5,000 shares subject to stock options exercisable on or within 60 days after February 28, 2005.

(7)          Includes 21,769 shares subject to stock options exercisable on or within 60 days after February 28, 2005.

(8)          Includes 18,000 shares subject to stock options exercisable on or within 60 days after February 28, 2005.

(9)          Includes 565,878 shares subject to stock options exercisable on or within 60 days after February 28, 2005.

EXECUTIVE COMPENSATION

The Summary Compensation Table appearing below shows the compensation for the past three years to the Company’s Chief Executive Officer and to each of the Company’s four other most highly compensated executive officers, based on salary and bonus earned during 2004 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

					Long Term
					Compensation
					Awards
	Annual Compensation				Securities
				Other Annual	Underlying
Name and Principal Position	Year	Salary	Bonus(1)	Compensation(2)	Options(3)
Donald E. Brown, M.D.	2004	$250,000	$200,000	$—	172,053
Chairman, President and Chief	2003	250,000	112,500	1,523	85,647
Executive Officer	2002	212,500	75,000	—	55,000
Gary R. Blough	2004	180,000	128,830	252,319	103,080 (4)
Executive Vice President of	2003	160,000	105,495	288,564	5,000
Worldwide Sales	2002	148,000	62,251	59,782	4,000
Jeremiah J. Fleming	2004	200,000	138,797	1,545	114,501 (5)
President, Vonexus	2003	200,000	138,142	1,714	10,000
	2002	185,000	142,917	100,939	5,000
Stephen R. Head(6)	2004	175,000	48,750	—	44,911
Chief Financial Officer, Vice	2003	23,333	—	—	75,000
President of Finance and
Administration, Treasurer
and Secretary
Donna G. LeGrand(7)	2004	150,000	22,500	—	—
Former General Counsel	2003	59,135	11,250	—	30,000

(1)          Reflects bonus earned during the specified year, which bonuses at times have been paid in the following year.

(2)          Includes primarily expatriate allowances, relocation expenses and expenses associated with corporate sales incentives.

(3)          Consists of options to acquire shares of the Company’s Common Stock. The Company has never granted stock appreciation rights or restricted stock.

(4)          Includes 18,495 shares of common stock granted in 2004 related to the Option Exchange Program. See “Repricing of Options.”

(5)          Includes 34,278 shares of common stock granted in 2004 related to the Option Exchange Program. See “Repricing of Options.”

(6)          Mr. Head joined the Company in November 2003.

(7)          Ms. LeGrand joined the Company in 2003 and resigned effective January 1, 2005.

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth information about our executive officers:

Name	Age	Position
Donald E. Brown, M.D.	49	Chairman of the Board, President and Chief Executive Officer
Gary R. Blough	49	Executive Vice President of Worldwide Sales
Jeremiah J. Fleming	47	President, Vonexus
Stephen R. Head	51	Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer
Pamela J. Hynes	43	Vice President of Customer Services
Joseph A. Staples	45	Senior Vice President of Worldwide Marketing

Donald E. Brown, M.D. co-founded Interactive Intelligence, his third software company, in October 1994 and has served as Chief Executive Officer since April 1995 and President since inception. Dr. Brown also serves as Chairman of the Board, a position he has held since July 1998. Dr. Brown has been a director since inception. In March 1988, Dr. Brown co-founded Software Artistry, Inc. (“Software Artistry”), a developer of customer support software that became a public company in March 1995 and was subsequently acquired by IBM in January 1998. At Software Artistry, Dr. Brown served as Chief Executive Officer and director from inception through September 1994. Dr. Brown’s first software company was acquired by Electronic Data Systems, Inc. in September 1987. Dr. Brown graduated from the Indiana University School of Medicine in 1985. He also holds two additional degrees from Indiana University, a M.S. in computer science and a B.S. in physics.

Gary R. Blough has served as Executive Vice President of Worldwide Sales since July 2004. Mr. Blough served as Vice President of Sales for Europe, the Middle East and Africa from January 2002 to July 2004 and previously served as Area Director and Vice President of Sales for Western U.S. and Latin America since joining the Company in February 1997. From January 1992 to February 1997, Mr. Blough held various sales positions at Software Artistry, a CRM software company, including Manager of Western Region Sales. From January 1990 to December 1991, Mr. Blough was Director of Sales for On-Line Software, a developer of programmer productivity tools. Mr. Blough has a bachelor’s degree in marketing from Virginia Polytechnic Institute and State University.

Jeremiah J. Fleming has served as President, Voneuxs since July 2004 when Vonexus, one of the Company’s subsidiaries, was formed. Mr. Fleming served as Executive Vice President of Sales, The Americas and Europe, Middle East, and Africa from May 2001 to July 2004. Prior to that, Mr. Fleming served as Vice President of Sales, The Americas since joining Interactive Intelligence in March 1997. From January 1995 to February 1997, Mr. Fleming served as Vice President, Domestic Sales of Software Artistry. From 1992 to December 1994, he held sales positions of increasing responsibility at Software Artistry. He served as Manager, Midwest Region at Pansophic Systems, Inc., a developer of business software, from 1989 to 1991. Mr. Fleming holds both an M.B.A. degree and a B.A. degree in political science and philosophy from the University of Missouri.

Stephen R. Head has served as Chief Financial Officer, Vice President of Finance, Secretary and Treasurer since November 2003 and Vice President of Finance and Administration since February 2004. Mr. Head previously served as Chief Financial Officer of Gilian Technologies Ltd. (now Breach Security, Inc.), a Web security applications developer, from 2001 to 2003. Prior to Gilian Technologies, Mr. Head was Senior Vice President, Finance and Administration from 1999 to 2001 at planetU, Inc., an e-commerce company serving the consumer packages goods industry and which was acquired by Transora in December 2000. Other financial roles Mr. Head has held in the software industry include Vice

President, Finance and Administration and Chief Financial Officer at Made2Manage Systems, Inc., and Vice President, Finance and Chief Financial Officer of Software Artistry. Mr. Head began his career in accounting at KPMG LLP. He has also served in positions in private industry. Mr. Head is a graduate of Indiana University, where he received both an M.B.A. and B.S. in Business with a concentration in Accounting.

Pamela J. Hynes has served as Vice President of Customer Services since October 2004. Ms. Hynes served as Vice President of Customer Loyalty from September 2003 to October 2004 and Vice President of Client Services, the Americas and Europe, Middle East and Africa from July 2001 until September 2003. Mrs. Hynes served as Vice President of North American Client Services from September 1999 until July 2001 and prior to that as Director of Client Services since joining Interactive Intelligence in November 1996. Mrs. Hynes was an Account Manager at Software Artistry from July 1996 to October 1996 and the Support Services Manager of Software Artistry from August 1992 to July 1996. Prior to August 1992, she served in a number of technical roles at Software Artistry, including Application Development, Technical Instructor and Field Engineer. Before joining Software Artistry, she served as Technical Support Engineer at American Financial Resources, a software development company. Mrs. Hynes holds a B.S. degree in management information systems from New Hampshire College.

Joseph A. Staples has served as Senior Vice President of Worldwide Marketing since January 2005. Prior to joining the Company, Mr. Staples was the principal of FirstLight Marketing, a marketing services company, from October 2002 to December 2004. For the six years prior to that, Mr. Staples was Executive Vice President of Corporate Marketing at Captaris, Inc., a provider of business communication solutions. Previously, Mr. Staples was the Vice President of Marketing for Callware Technologies, Inc., a provider of unified messaging software. He was also at Novell Inc., in several management positions for five years. Mr. Staples earned a Bachelor of Science degree from the University of Phoenix with an emphasis in marketing.

STOCK OPTION PLANS

On August 14, 1995, the Board of Directors and the then sole shareholder adopted, and on November 11, 1997 and July 12, 1999, the Board of Directors amended, the Company’s 1995 Incentive Stock Option Plan. Under the 1995 Incentive Stock Option Plan, the Company had authority to award incentive stock options for up to 3,750,000 shares of the Company’s Common Stock to the Company’s employees, including officers. Upon shareholder approval of the Company’s 1999 Stock Option and Incentive Plan on April 16, 1999, the Board of Directors determined that no new options would be granted under the 1995 Incentive Stock Option Plan.

On August 14, 1995, the Board of Directors and the then sole shareholder adopted the Company’s 1995 Nonstatutory Stock Option Incentive Plan (the “1995 Nonstatutory Plan”). Under the 1995 Nonstatutory Plan, the Company had authority to award stock options for up to 375,000 shares of the Company’s Common Stock to the Company’s employees, Directors and consultants. Upon shareholder approval of the Company’s 1999 Stock Option and Incentive Plan and the Outside Directors Stock Option Plan on April 16, 1999, the Board of Directors determined not to issue any further options under the 1995 Nonstatutory Plan.

On April 14, 1999, the Board of Directors adopted, and on April 16, 1999, the shareholders approved, the 1999 Stock Option and Incentive Plan (the “1999 Stock Option Plan”). On February 22, 2000, the Board of Directors adopted amendments to the 1999 Stock Option Plan and on May 16, 2000, the shareholders approved the 1999 Stock Option Plan, as amended. Under the 1999 Stock Option Plan, the Company may award stock options and shares of restricted stock to the Company’s officers, key employees, consultants and other individuals as determined by the Compensation Committee. The aggregate number of shares of Common Stock that may be awarded under the 1999 Stock Option Plan is 3,750,000, subject to adjustment in specified events. No individual participant may receive awards for more than 250,000 shares in any calendar year. Stock options granted under the 1999 Stock Option Plan may be either options intended to qualify for federal income tax purposes as “incentive stock options” or options not qualifying for favorable tax treatment (“nonqualified stock options”).

On April 14, 1999, the Board of Directors adopted, and on April 16, 1999, the shareholders of the Company approved, the Company’s Outside Directors Stock Option Plan (the “Directors Plan”). The Directors Plan was amended by the Board of Directors and the shareholders of the Company on July 17, 1999 and May 19, 2004. The purpose of the Directors Plan is to advance the interests of the Company and its shareholders by encouraging increased Common Stock ownership by members of the Board who are not employees of the Company or any of its subsidiaries, in order to promote long-term shareholder value through Directors’ continuing ownership of Common Stock. The aggregate number of shares of Common Stock that may be awarded under the Directors Plan is 300,000. Stock options granted under the Directors Plan are nonqualified stock options. For more information on the Directors Plan, see “Compensation of Directors.”

OPTION GRANTS IN 2004

The following table sets forth further information regarding individual grants of options for the Company’s Common Stock during 2004 to each of the Named Executive Officers. This presentation is intended to disclose the potential value that would accrue to the optionee if the option were exercised the day before it would otherwise expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the Company’s Common Stock. Actual gains, if any, on option exercises are dependent on the future performance of the Company’s Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

Of the stock options shown below granted to Mr. Blough and Mr. Fleming, 18,495 and 34,278, respectively, were granted in replacement of options previously cancelled in connection with the Company’s option exchange program initiated in late 2003. See “Compensation and Stock Option Committee Report on Executive Compensation—Stock Option Exchange Program.” Mr. Blough and Mr. Fleming were the only Named Executive Officers who elected to participate in the option exchange program.

	Individual Grants(1)					Potential Realizable
	Number of					Value at Assumed
	Securities		% of Total			Annual Rates of Stock
	Underlying		Options Granted	Exercise or		Price Appreciation for
	Options		to Employees in	Base Price	Expiration	Option Term
Name	Granted		Fiscal Year	(per share)	Date	5%	10%
Donald E. Brown, M.D.	12,053	(2)	1.1%	$5.80	2/11/2014	$43,964	$111,414
	15,000	(3)	1.3%	5.80	2/11/2014	54,714	138,656
	100,000	(4)	8.9%	5.61	2/13/2014	352,810	894,090
	15,000	(5)	1.3%	5.72	5/19/2014	53,959	136,743
	15,000	(6)	1.3%	3.56	8/18/2014	33,583	85,106
	15,000	(7)	1.3%	4.31	12/14/2014	40,658	103,035
Gary R. Blough	101,667	(8)	9.1%	5.84	7/02/2014	373,397	946,261
	828	(9)	0.1%	5.84	7/02/2014	3,041	7,707
	585	(10)	0.1%	5.84	7/02/2014	2,149	5,445
Jeremiah J. Fleming	79,500	(8)	7.1%	5.84	7/02/2014	291,983	739,943
	33,833	(11)	3.0%	5.84	7/02/2014	124,260	314,899
	445	(9)	0.0%	5.84	7/02/2014	1,634	4,142
	723	(10)	0.1%	5.84	7/02/2014	2,655	6,729
Stephen R. Head	2,411	(2)	0.2%	5.80	2/11/2014	8,794	22,287
	25,000	(4)	2.2%	5.61	2/13/2014	88,202	223,522
	6,250	(5)	0.6%	5.72	5/19/2014	22,483	56,976
	5,000	(6)	0.5%	3.56	8/18/2014	11,194	28,369
	6,250	(12)	0.6%	4.61	11/16/2014	18,120	45,920
Donna G. LeGrand(13)	—		—	—	—	—	—

 (1)  Stock options to purchase the Company’s Common Stock, granted at 100% of the fair market value of the Common Stock on the date of grant. Unless otherwise noted, each option is exercisable at a rate of 25% per year beginning on the one year anniversary of the grant date.

 (2)  Grant date of February 11, 2004. The option was exercisable on February 11, 2005.

 (3)  Grant date of February 11, 2004.

 (4)  Grant date of February 13, 2004.

 (5)  Grant date of May 19, 2004.

 (6)  Grant date of August 18, 2004.

 (7)  Grant date of December 14, 2004.

 (8)  Grant date of July 2, 2004.

 (9)  Grant date of July 2, 2004. The option was exercisable immediately.

(10) Grant date of July 2, 2004. The option is exercisable on July 2, 2005.

(11) Grant date of July 2, 2004.  The option is exercisable in equal annual installments through July 2, 2006.

(12) Grant date of November 16, 2004.

(13) All options held by Ms. LeGrand terminated one month following her resignation on January 1, 2005.

AGGREGATED OPTION EXERCISES IN 2004 AND 2004 YEAR-END OPTION VALUES

The following table sets forth information concerning the exercise of stock options by each of the Named Executive Officers during 2004, the number of unexercised options existing at the end of 2004 for each of the Named Executive Officers and the 2004 year-end value of unexercised options.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options at		Options at
	Acquired on	Value	December 31, 2004		December 31, 2004(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Donald E. Brown, M.D.	—	$—	223,147	257,053	$205,814	$92,599
Gary R. Blough	—	—	84,828	117,252	209,327	5,063
Jeremiah J. Fleming	—	—	102,445	132,806	211,950	10,125
Stephen R. Head	—	—	18,750	101,161	22,500	72,200
Donna G. LeGrand	—	—	7,500	22,500	5,963	17,888

(1)          The closing price for the Company’s Common Stock as reported by the NASDAQ Stock Market on December 31, 2004 was $4.50. The value is calculated on the basis of the difference between the option exercise price and $4.50, multiplied by the number of “In-the-Money” shares of Common Stock underlying the option.

REPRICING OF OPTIONS

In 2003, the Company offered an option exchange program to its employees whereby employees were given the opportunity to cancel certain outstanding options previously granted to them in exchange for new options to be granted to them at least six months and one day from the cancellation date. The new options were granted on July 2, 2004. The following table sets forth information concerning the participation in this program by two executive officers.

		Number of Securities Underlying Options	Market Price of Stock at Time of	Exercise Price at Time of	New Exercise	Length of Original Option Term Remaining at Date of
Name	Date	Repriced(1)	Repricing(2)	Repricing(1)	Price(3)	Repricing
Gary R. Blough	12/31/03	1,000	$5.20	$25.06	$5.84	1/3/2010
Executive Vice President of	12/31/03	5,000	5.20	22.25	5.84	1/2/2011
Worldwide Sales	12/31/03	7,000	5.20	24.50	5.84	1/4/2011
	12/31/03	40,000	5.20	13.50	5.84	3/26/2011
	12/31/03	319	5.20	3.70	5.84	7/1/2013
	12/31/03	509	5.20	2.89	5.84	10/1/2013
Jeremiah J. Fleming	12/31/03	3,750	5.20	25.06	5.84	11/03/2010
President, Vonexus	12/31/03	7,500	5.20	24.13	5.84	12/29/2010
	12/31/03	10,250	5.20	22.25	5.84	1/02/2011
	12/31/03	80,000	5.20	13.00	5.84	3/21/2011
	12/31/03	445	5.20	3.70	5.84	7/01/2013

(1)          The amounts in this column relate to the options that were cancelled on December 31, 2003.

(2)          Market price on the date of cancellation.

(3)          Market price on the date of grant.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Securities authorized for issuance under the Company’s equity compensation plans are as follows:

	A	B	C
Number of
securities remaining
	Number of		available for future
	securities to be	Weighted average	issuance under
	issued upon exercise	exercise price of	equity compensation
	of outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected
Plan Category	and rights	and rights	in Column A)
Equity compensation plans approved by security holders(1)	3,733,921	$5.59	823,301 (2)
Equity compensation plans not approved by security holders(3)	67,500	3.00	—
Total	3,801,421	5.54	823,301 (2)

(1)          Includes the Company’s 1995 Incentive Stock Option Plan, 1995 Nonstatutory Stock Option Incentive Plan, 1999 Stock Option and Incentive Plan, Outside Directors Stock Option Plan and Employee Stock Purchase Plan.

(2)          Includes 642,484 shares available for issuance as incentive stock options, nonqualified stock options or restricted stock under the Company’s 1999 Stock Option and Incentive Plan. Also includes 47,321 shares available for purchase under the Company’s Employee Stock Purchase Plan. The remaining shares indicated are available for issuance as options under the Company’s Outside Directors Stock Option Plan.

(3)          Consists of an option to purchase 67,500 shares of the Company’s Common Stock granted to Donald E. Brown, M.D. on September 22, 1998. The Company’s Board of Directors granted this option in consideration for guarantees by Dr. Brown of some of the Company’s commercial lines of credit and equipment leases at that time. The exercise price for this option is $3.00, the deemed fair market value of the Common Stock on the date of grant, based upon a determination by the Board of Directors. The option was immediately exercisable in full as of the date of grant and can be exercised any time within 10 years from the date of grant.

COMPENSATION OF DIRECTORS

Full-time officers of the Company or its subsidiaries do not receive additional compensation for serving as members of the Boards of Directors of the Company or its subsidiaries. No additional compensation is paid if a full-time officer serves on any committee of such Boards of Directors.

Non-employees serving as members of the Company’s Board of Directors receive an annual retainer of $10,000, payable in quarterly installments, in connection with membership on the Company’s Board of Directors. In addition, each member receives $1,000 for attending in person and $500 for attending by telephone any meeting of the Board of Directors or any meeting of a committee of the Board of Directors that is not held in conjunction with a meeting of the full Board of Directors. An additional fee of $5,000 per year, payable in quarterly installments, is paid to the Chairman of the Audit Committee of the Board of Directors and $1,000 per year, payable in quarterly installments, is paid to each other member of the Audit Committee. Directors are entitled to reimbursement of expenses incurred in connection with attendance at Board and committee meetings.

Non-employees serving as members of the Company’s Board of Directors are eligible to receive automatic stock option grants under the Company’s Outside Directors Stock Option Plan (the “Directors Plan”), which was adopted by the Board of Directors on April 14, 1999 and by the shareholders on April 16, 1999. On February 11, 2004, the Board of Directors approved, and on May 19, 2004, the shareholders of the Company approved, an amendment to the Directors Plan to, among other things, increase from 150,000 to 300,000 the shares subject to option grants thereunder. As of March 31, 2005, there were four non-employee Board members eligible to participate in the Directors Plan:  Edward L. Hamburg, Mark E. Hill, Samuel F. Hulbert and William E. McWhirter.

The Directors Plan provides that, on the date of the Annual Meeting of Shareholders of the Company each year, each Eligible Director on such date is automatically granted an option to purchase that number of shares of Common Stock that is equal to 8,000 multiplied by a fraction (a) the numerator of which is the number of meetings of the Board and each committee of the Board on which such Eligible Director served that such Eligible Director attended during the immediately preceding year, and (b) the denominator of which is the total number of meetings of the Board and each committee of the Board on which such Eligible Director served that were held during the immediately preceding year. Such option would be immediately exercisable unless otherwise determined by the Board and would have such other terms and conditions as specified in the Directors Plan. The exercise price for options will be equal to the fair market value per share of Common Stock on the date the option is granted.

Furthermore, the Board of Directors has the full and complete authority and discretion, except as limited by the Directors Plan, to grant additional options to Eligible Directors from time to time and to provide the terms and conditions (which need not be identical among Eligible Directors), including without limitation the vesting provisions, thereof. The exercise price for options will be equal to the fair market value per share of Common Stock on the date the option is granted.

Upon appointment or election to the Board of Directors, the Board anticipates that it will generally grant an option to purchase 20,000 shares of Common Stock to the new Director, which option will vest over four years.

EMPLOYMENT CONTRACTS AND TERMINATION OF
EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

On March 1, 1997, November 3, 2003 and August 11, 2003 the Company entered into Employment Agreements with Jeremiah J. Fleming, Stephen R. Head and Donna G. LeGrand, respectively. Mr. Fleming’s Employment Agreement was amended on May 14, 1999 and February 23, 2000. The agreements provide that Mr. Fleming, Mr. Head and Ms. LeGrand will receive annual salaries of $125,000, $140,000 and $150,000, respectively, which the Company may increase or decrease at its discretion with notice. All of the annual salaries have since been increased; see “Summary Compensation Table.”  Each Employment Agreement also contains non-competition, non-solicitation and non-disclosure provisions, which are in effect during the term of the agreement. The non-disclosure provisions continue indefinitely after termination of employment. The non-compete provisions continue for a period of 12 months after termination, as do the non-solicitation provisions, unless termination by the Company is without cause. If any of the employees are terminated by the Company without cause, or in specified circumstances following a change of control, they will receive severance pay equal to one year’s total compensation. Ms. LeGrand resigned from the Company effective January 1, 2005.

The Company does not have employment or non-competition agreements with any other Named Executive Officers. The Company does have employment agreements with the following current executive officers who are not designated as Named Executive Officers: Pamela J. Hynes and Joseph A. Staples.

The 1995 Incentive Stock Option Plan, the 1995 Nonstatutory Plan and the 1999 Stock Option Plan provide for the vesting of certain outstanding awards in the event of specified changes in control of the Company.

COMPENSATION AND STOCK OPTION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

Report of the Compensation Committee

The following is the Report of the Compensation Committee of the Board of Directors describing the compensation policies and rationale applicable to the Company’s executive officers with respect to compensation paid to such executive officers for the year ended December 31, 2004.

Purpose of the Compensation Committee

The Compensation Committee of the Board of Directors has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer and other executive officers of the Company and to administer the Company’s 1995 Incentive Stock Option Plan, the 1995 Nonstatutory Plan and the 1999 Stock Option and Incentive Plan under which grants have been and may be made to such officers and other key employees. In addition, the Compensation Committee has the responsibility for approving the individual bonus programs to be in effect for the Chief Executive Officer and other executive officers and certain key employees each fiscal year. The Compensation Committee is comprised entirely of non-employee Directors who have never served as officers or employees of the Company.

For 2004, the process utilized in determining executive officer compensation levels was based on the Compensation Committee’s subjective judgment. Among the factors considered were the recommendations of the Chief Executive Officer and Chief Financial Officer with respect to the compensation of the Company’s executive officers. However, the Compensation Committee made the final compensation decisions concerning such officers.

General Compensation Policy

The Company’s fundamental policy is to compensate executive officers in a manner that will attract and retain the services of an outstanding management team and provide meaningful incentives to motivate superior performance by key employees based on increasing shareholder value and individual performance against defined objectives. It is the Company’s objective to have compensation be highly competitive with comparable talent at comparable public software companies. Compensation should include a meaningful equity participation in the Company, which strengthens the mutuality of interests between the executive officers and shareholders. Each executive officer’s compensation package will generally be comprised of three elements: (i) base salary, (ii) incentive compensation, and (iii) long term stock-based incentive compensation.

Base Salary

The base salary for each executive officer is set on the basis of personal performance and a review of comparable positions at comparable public software companies.

Incentive Compensation

Each year the Compensation Committee will establish a set of objectives for each executive officer, some based on Company performance such as operating results, and some based on achievement of individual objectives. At the end of each quarter, the Compensation Committee, in the case of the CEO, and the CEO in the case of other executives, will evaluate whether the objectives were met. At the end of the year, the Compensation Committee will evaluate the objectives to determine whether the specified objectives were met and determine whether any extraordinary accomplishments should be considered in determining an annual bonus award.

Long Term Incentive Compensation

During 2004, the Compensation Committee, in its discretion, made option grants to Named Executive Officers to purchase an aggregate of 434,545 shares under the 1999 Stock Option Plan. Of the shares granted during 2004 to Named Executive Officers, 52,773 shares were related to the Option Exchange Program described below in “Stock Option Exchange Program.” The size of each grant was set at a level that the Compensation Committee deemed appropriate to create a meaningful opportunity for stock ownership based on the individual’s potential for increasing long-term shareholder value, the individual’s current position with the Company, option grants awarded to individuals in comparable positions at comparable public software companies, and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors varied from individual to individual at the discretion of the Compensation Committee.

The stock option grants are designed and intended to align the interests of the executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the executive officer to acquire shares of the Company’s Common Stock at a fixed price per share (the market value on the grant date) over a specified period of time contingent on the executive officer’s continued employment with the Company. Accordingly, these stock option grants will provide the opportunity for a return to the executive officer only if he or she remains in the Company’s employ, and then only if the market price of the Company’s Common Stock appreciates over the option term.

Stock Option Exchange Program

During the fourth quarter of 2003, the Company offered a voluntary stock option exchange program for its employees. The program was offered because a considerable number of employees had stock options that were priced significantly above the recent trading prices (often referred to as underwater options). Because they were underwater, these options would most likely not have been exercised in the foreseeable future. By making this offer, the Company was essentially repricing any exchanged options to the market value on the replacement date in order to provide its employees the benefit of owning options that over time may have a greater potential to increase in value, create better performance incentives for its employees and thereby maximize shareholder value.

Under the program, employees were given the opportunity, if they chose, to cancel certain outstanding options for Common Stock previously granted to them in exchange for new options for Common Stock. Each employee electing to participate in the exchange program was required to exchange all options granted during the six-month and one day period prior to the cancellation date. If the options which the employee elected to cancel were granted prior to June 30, 2003, new option grants were issued for one-third the number of shares of Common Stock of the previous option grant with two year vesting and for options granted on or after June 30, 2003, new option grants were issued for the equal number of shares of Common Stock with three year vesting (except for those relating to options granted on or after June 30, 2003 which had an original vesting period of one year or less, which new options were fully exercisable on the date of grant). Under the exchange program, options for 453,933 shares of Common Stock with exercise prices ranging from $2.39 to $49.00 were tendered and cancelled. On July 2, 2004, the Company granted replacement options for 157,694 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on that date. Two executive officers, Gary R. Blough and Jeremiah J. Fleming, participated in the option exchange program. See “Repricing of Options” included elsewhere herein.

Chief Executive Officer Compensation

The compensation for Donald E. Brown, M.D., President and Chief Executive Officer, reported for 2004 reflects the application of the policies described above. Dr. Brown was eligible to participate in other employee benefit plans available to other employees during 2004, which the Compensation Committee believes were competitive, including the 401(k) Savings and Stock Ownership Plan and life and health insurance programs.

Internal Revenue Code Section 162(m)

Section 162(m) of the Code eliminates, subject to certain exceptions, the deductibility of executive compensation to the extent that any executive’s compensation for any year exceeds $1 million. Exceptions to amounts included in executive compensation for purposes of Section 162(m) involve various types of performance-based compensation. As noted above, it is the Compensation Committee’s policy to base a substantial amount of executive compensation on the Company’s performance. Currently, the cash compensation levels for the Company’s executive officers fall significantly below $1 million. In the event that in the future the annual remuneration of any executive of the Company approaches $1 million, the Compensation Committee will consider the various alternatives to preserving the deductibility of compensation payments to the extent reasonably practicable and consistent with its compensation objectives.

2005 Evaluations

In February 2005, the Compensation Committee reevaluated all components of the Company’s President and Chief Executive Officer’s and the other executive officers’ compensation packages, including salary, quarterly and annual bonuses, equity and long-term incentive compensation and accumulated realized and unrealized stock options. The Compensation Committee also reevaluated what metrics most effectively measure the performance of each individual executive officer. The Compensation Committee also compared salary, bonus and equity compensation packages over the most recently reported year to compensation packages of individuals holding the same or similar positions at certain peer companies, especially software companies nationwide and comparable sized companies within Indiana.

Based upon this review, the Compensation Committee made certain changes to compensation and bonuses and concluded that with these changes, the Company’s President and Chief Executive Officer’s and other executive officers’ total compensation in the aggregate is reasonable and not excessive.

Current members of the Compensation and Stock Option Committee are:

Mark E. Hill, Chairman

Samuel F. Hulbert, Ph.D.

William E. McWhirter

COMPENSATION AND STOCK OPTION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company’s Board of Directors was formed in 1999, and the members of the Compensation Committee during 2004 were Robert A. Compton (January—May), Mark E. Hill (May—December), Samuel F. Hulbert, Ph.D. and William E. McWhirter. None of the members of the Compensation Committee were at any time during 2004 or at any other time an officer or employee of the Company. In addition, none of the members of the Compensation Committee are involved in a relationship requiring disclosure as an interlocking executive officer or Director or under Item 404 of Regulation S-K. No executive officer of the Company serves as a member of the Compensation Committee.

PERFORMANCE GRAPH

The following graph compares the cumulative total return to shareholders of the Company’s Common Stock from December 31, 1999 through December 31, 2004 with the cumulative total return over such period of (i) the Standard & Poor’s 500 Stock Index (the “S&P 500 Index”) and  (ii) the Research Data Group Software Composite Index (the “RDG Software Composite Index”). The graph assumes an investment of $100 on December 31, 1999 in each of the Company’s Common Stock, the S&P 500 Index and the RDG Software Composite Index (and the reinvestment of all dividends). The performance shown is not necessarily indicative of future performance.

The comparisons shown in the graph below are based on historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, and is not intended to forecast, the potential future performance of the Company’s Common Stock. Information used in the graph was obtained from Research Data Group, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG INTERACTIVE INTELLIGENCE, INC., THE S&P 500 INDEX,
AND RDG SOFTWARE COMPOSITE INDEX

	Cumulative Total Return*
	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Interactive Intelligence, Inc.	$100.00	$90.61	$26.10	$9.77	$19.53	$16.90
S&P 500	100.00	90.89	80.09	62.39	80.29	89.02
RDG Software Composite	100.00	59.62	53.31	36.56	46.32	51.26

*       Total return based on $100 initial investment and reinvestment of dividends.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the

“Exchange Act”), that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, Stock Performance Graph, and Audit Committee Report are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management is responsible for the Company’s consolidated financial statements and reporting process, including the system of internal control over financial reporting and has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U. S. generally accepted accounting principles. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with the standards of the Public Company Accounting Oversight Board (United States).

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements with the Company’s management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has discussed with the independent registered public accounting firm, that firm’s independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Audit Committee from the independent registered public accounting firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Current members of the Audit Committee are:

Edward L. Hamburg, Ph.D., Chairman

Samuel F. Hulbert, Ph.D.

William E. McWhirter

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Relationship With Independent Registered Public Accounting Firm

The Audit Committee intends to approve KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005 at its May 19, 2005 Audit Committee meeting. All fees billed by the Company’s independent registered public accounting firm for the year ended December 31, 2004 were pre-approved by the Audit Committee.

KPMG LLP completed the audits for the Company’s years ending December 31, 2004 and 2003. KPMG LLP issued an unqualified opinion for each of the years that it audited the Company’s financial statements and there were no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Representatives of KPMG LLP will be present at the Annual Meeting of Shareholders, will have the opportunity to make any statements they desire and may respond to appropriate questions.

Ernst & Young LLP was previously engaged to audit the Company’s financial statements and had done so since 1995. Ernst & Young issued an unqualified opinion for each of the years that it audited the Company’s financial statements. During Ernst & Young’s tenure as independent registered public accounting firm of the Company, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company’s Audit Committee dismissed Ernst & Young LLP as its independent registered public accounting firm and engaged KPMG LLP effective May 23, 2003.

Audit Fees

The aggregate fees billed by the Company’s independent registered public accounting firm for professional services rendered in connection with the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the years ended December 31, 2004 and December 31, 2003, as well as for the review of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q during the years ended December 31, 2004 and December 31, 2003, were $130,000 and $110,000, respectively.

Audit-Related Fees

The aggregate fees billed by the Company’s independent registered public accounting firm for assurance and related services, not included in Audit Fees above, were $13,000 and $10,000 for the years ended December 31, 2004 and December 31, 2003, respectively. These fees related mainly to the audit of the Company’s 401(k) benefit plan.

Tax Fees

The aggregate fees billed by the Company’s independent registered public accounting firm for tax compliance, tax advice and tax planning were $41,571 for the year ended December 31, 2004. These tax services related mainly to preparing the Company’s state and corporate tax returns and providing tax advice and preparing the tax returns for the Company’s expatriate employees. Due to the transition from Ernst & Young to KPMG LLP in 2003, no tax fees were billed by KPMG LLP in 2003.

All Other Fees

The aggregate fees billed by the Company’s independent registered public accounting firm for all other fees were $2,500 for the year ended December 31, 2004. No other fees, besides the ones disclosed above, were billed by the Company’s independent public accounting firm during the year ended December 31, 2003.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

For 2004, pre-approved non-audit services included only those services described above for “Audit-Related Fees”, “Tax Fees” and “All Other Fees.” The aggregate amount of all such non-audit services constitutes approximately 31% of the total amount of fees paid by the Company to KPMG LLP.

CERTAIN TRANSACTIONS

Donald E. Brown and Pamela J. Hynes, two of the Company’s executive officers, have relatives who are employed by the Company and who earned more than $60,000 each in 2004. Dr. Brown’s sister is a Practice Leader and his brother is a Support Engineer. Ms. Hynes’ spouse is employed by the Company as a Developer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, the Company’s executive officers, Directors and holders of more than ten percent of the Company’s outstanding shares (“Insiders”) file reports (on prescribed forms) of their beneficial ownership of the Company’s stock with the Securities and Exchange Commission and furnish copies of such forms to the Company. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no other reports were required to be filed, the Company believes that for the year ended December 31, 2004, all Forms 3, 4 and 5 required by Section 16(a) to be filed by Insiders were filed on a timely basis, except for the following:

•  one Form 3 for Gary R. Blough for his appointment as an executive officer on July 1, 2004, which was not reported until August 18, 2004,

•       two Form 4s for Gary R. Blough for stock options that he was granted on July 2, 2004, which were not reported until August 18, 2004 and February 18, 2005,

•       two Form 4s for Jeremiah J. Fleming for stock options that he was granted on July 2, 2004, which were not reported until August 18, 2004 and February 18, 2005, and

•       one Form 4 for Edward L. Hamburg for stock options that he was granted on November 16, 2004, which was not reported until November 29, 2004,

OTHER BUSINESS AT THE ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors is not aware of any business which properly may be presented for action at the meeting other than the matters set forth in the Notice of Annual Meeting. Should any other matter requiring a vote of the shareholders properly arise, the enclosed proxy gives discretionary authority to the persons named in the proxy to vote on such matters in accordance with their best judgment.

DATE OF RECEIPT OF SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

All shareholder proposals intended for inclusion in the Company’s 2006 proxy materials for presentation at the Company’s 2006 Annual Meeting of Shareholders must be received by the Company (Attn: Corporate Secretary) at the principal executive offices of the Company not later than December 13, 2005. In addition, the Company’s By-Laws establish procedures for shareholder nominations for election of Directors and bringing business before the Annual Meeting of the Company’s shareholders. Among other requirements, to bring business before the 2006 Annual Meeting or to nominate a person for election as a Director, a shareholder must give written notice to the Secretary of the Company not less than 90 days nor more than 120 days prior to May 19, 2006. However in the event the 2006 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from May 19, 2006, the written notice must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain certain information concerning the proposed business or the nominee and the shareholder making the proposal. Any shareholder interested in making a nomination or proposal should request a copy of the applicable By-Law provisions from the Secretary of the Company.

By order of the Board of Directors,

Interactive Intelligence, Inc.

Stephen R. Head
Corporate Secretary

Indianapolis, Indiana
April 12, 2005

APPENDIX A

INTERACTIVE INTELLIGENCE, INC.
EMPLOYEE STOCK PURCHASE PLAN
(As Amended)

Section 1.   Designation and Purpose of Plan.   The name of this Plan is the Interactive Intelligence, Inc. Employee Stock Purchase Plan. The purpose of the Plan is to provide incentives, through the ownership of Company common stock, for employees to enhance Company performance through their services. The Plan is intended to comply, and should be interpreted where possible to comply, with the terms of Code section 423.

Section 2.   Definitions.   As used in the Plan, the following terms, when capitalized, have the following meanings:

(a)    “Agent” means Norwest Bank Minnesota, N.A., or any successor agent selected by the Company.

(b)   “Beneficiary” means, with respect to a Participant, the individual or estate designated, pursuant to Section 11, to receive the Participant’s Payroll Deduction Account balance and Investment Account assets in the event of the Participant’s death.

(c)    “Board” means the Board of Directors of the Company.

(d)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, and its interpretive rules and regulations.

(e)    “Committee” means the Employee Stock Purchase Plan Committee established pursuant to Section 12 to administer the Plan.

(f)    “Common Stock” means the Company’s common stock, $0.01 par value.

(g)    “Company” means Interactive Intelligence, Inc. and any successor by merger, consolidation or otherwise.

(h)   “Compensation” means, with respect to an Eligible Employee for a calendar year, the Eligible Employee’s wages, salary, commissions, bonuses, and other remuneration for services, including salary reduction contributions pursuant to elections under a plan subject to Code sections 125 or 401(k).

(i)    “Designated Subsidiary” means any Subsidiary of the Company that is designated from time to time by the Committee to permit the employees of that Subsidiary to participate in the Plan.

(j)     “Effective Date” means April 1, 2000, subject to approval of the Plan by the Company’s shareholders within 12 months of the Plan’s adoption.

(k)   “Eligible Employee” means any employee of the Company or any Designated Subsidiary that meets the eligibility requirements of Section 4.

(l)    “Enrollment Form” means the form filed with the Committee authorizing payroll deductions pursuant to Section 5.

(m)  “Entry Date” means the first day of each calendar quarter that coincides with or follows the Effective Date.

(n)   “Fair Market Value” means, with respect to any Investment Date, the lower closing price, as reported on The Nasdaq Stock Market, on the first or last business day of the immediately preceding calendar quarter.

(o)   “Investment Account” means the account established for each Participant to hold Common Stock purchased under the Plan pursuant to Section 6.

(p)   “Investment Date” means the first business day of each calendar quarter after the Effective Date, on which shares of Common Stock are or could be traded on The Nasdaq Stock Market.

(q)   “Participant” means an Eligible Employee who elects to participate in the Plan by filing an Enrollment Form pursuant to Section 5 and who has not ceased to participate in the Plan pursuant to Section 10.

(r)    “Payroll Deduction Account” means the account established for a Participant to hold payroll deductions pursuant to Section 5.

(s)    “Plan” means this instrument and the employee stock purchase plan established by this instrument.

(t)    “Purchase Price” means the price for each whole and fractional share of Common Stock, including those purchased by dividend reinvestment, which shall be 85% of the Fair Market Value of such whole or fractional share as of the Investment Date.

(u)   “Subsidiary” means any corporation which is a “subsidiary corporation” of the Company as such term is defined in Section 424 of the Code.

Section 3.   Shares Reserved for the Plan.   The Company shall reserve for issuance and purchase by employees under the Plan an aggregate of 750,000 shares of Common Stock, subject to adjustment as provided in Section 14. Shares subject to the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or in private transactions. Shares needed to satisfy the Plan may be acquired from the Company or by purchases at the Company’s expense on the open market or in private transactions.

Section 4.   Eligible Employees.   All employees of the Company or any Designated Subsidiary are eligible to participate in the Plan, except the following:

(a)    any employee who had not been employed for more than 30 days prior to the Entry Date;

(b)   any employee whose customary employment is 20 hours or less per week; and

(c)    any employee whose customary employment is for not more than 5 months in a calendar year.

Section 5.   Election to Participate.   Each Eligible Employee may become a Participant on the Entry Date that coincides with or follows the date he first becomes an Eligible Employee, by complying with this Section.

(a)    The Eligible Employee shall file with the Committee an Enrollment Form authorizing specified regular payroll deductions from his Compensation.

(b)   Regular payroll deductions shall be subject to a minimum deduction of 1% and a maximum deduction of 20% of Compensation for the payroll period and to a maximum deduction per payroll period of $1,000.

(c)    The Company shall hold all payroll deduction amounts as part of its general assets, but shall credit each Participant’s payroll deduction amounts, without interest, to a Payroll Deduction Account in his name.

(d)   To begin participation as of an Entry Date, an Eligible Employee must file his Enrollment Form with the Committee not less than 14 days before that Entry Date, unless a shorter period of time is prescribed by the Committee. An Enrollment Form not filed within the prescribed filing period shall be effective the second Entry Date following the filing of the Enrollment Form.

(e)    A Participant may increase or decrease his payroll deduction, effective as of the next Entry Date, by filing a new Enrollment Form.

(f)    At any time during the first 2 ½ months of a calendar quarter, a Participant may elect to terminate his payroll deductions and receive a refund of the balance in his Payroll Deduction Account accumulated during that calendar quarter. In that event, he shall not again become a Participant until the second Entry Date following his election to terminate.

Section 6.   Participant Purchases and Investment Accounts.   On each Investment Date, each Participant shall be deemed, without further action, to have purchased shares of Common Stock with the entire balance in his Payroll Deduction Account, and the Agent shall credit the purchased shares to the Participant’s Investment Account.

(a)    The Participant shall be credited with the number of whole and fractional shares (rounded to three decimal places) that his Payroll Deduction Account balance can purchase at the Purchase Price on that Investment Date.

(b)   All dividends paid with respect to the whole and fractional shares of the Common Stock and shares so purchased shall be reinvested in Common Stock and added to the shares held for a Participant in his Investment Account.

(c)    Expenses incurred in the purchase of shares and the expenses of the Agent shall be paid by the Company.

Section 7.   Limitation on Purchases.   Participant purchases are subject to the following limitations:

(a)    During any one calendar year, a Participant may not purchase, under the Plan or under any other plan qualified under Code section 423, shares of Common Stock having a Fair Market Value (determined by reference to the Fair Market Value on each date of purchase) in excess of $25,000.

(b)   During any one calendar year, all Participants who are corporate officers of the Company may not purchase, in the aggregate, more than 50% of the Common Stock purchased under the Plan during that calendar year.

(c)    A Participant’s Payroll Deduction Account may not be used to purchase Common Stock on any Investment Date to the extent that, after such purchase, the Participant would own (or be considered as owning within the meaning of Code section 424(d)) stock possessing 5% or more of the total combined voting power of the Company. For this purpose, stock that the Participant may purchase under any outstanding option shall be treated as owned by such Participant. As of the first Investment Date on which this paragraph limits a Participant’s ability to purchase Common Stock, the Participant’s payroll deductions shall terminate, and he shall receive a refund of the balance in his Payroll Deduction Account.

Section 8.   Stock Purchases by Agent.   As of each Investment Date, the Agent shall acquire, using the accumulated balances of all Participants’ Payroll Deduction Accounts, shares of Common Stock to be credited to those Participants’ Investment Accounts.

(a)    The Agent shall acquire shares issued or held as treasury shares by the Company or, if directed by the Committee, by purchases on the open market or in private transactions.

(b)   If shares are purchased in one or more transactions on the open market or in private transactions at the direction of the Committee, the Company will pay the Agent the difference between the Purchase Price and the price at which such shares are purchased for Participants.

Section 9.   Investment Account Withdrawals.   Upon 5 business days advance written notice to the Agent, a Participant may elect as of any Investment Date to withdraw the assets in his Investment Account.

(a)    The Participant may elect to obtain a certificate for the whole shares of Common Stock credited to his Investment Account. As a condition of participation in the Plan, each Participant agrees to notify the Company if he sells or otherwise disposes of any of his shares of Common Stock within two years of the Entry Date immediately preceding the Investment Date on which such shares were purchased.

(b)   The Participant may elect that all shares in his Investment Account be sold and that the proceeds, less expenses of sale, be remitted to him.

(c)    In either event, the Agent will sell any fractional shares held in the Investment Account and remit the proceeds of such sale, less selling expenses, to the Participant.

(d)   If a Participant withdraws the assets in his Investment Account, he shall cease to be a Participant and shall not again become a Participant until the second Entry Date following the withdrawal.

Section 10.   Cessation of Participation.   If a Participant dies, terminates employment, or withdraws assets from his Investment Account, he shall cease to participate in the Plan, the Company shall refund the balance in his Payroll Deduction Account, and the Agent shall distribute the assets in his Investment Account.

(a)    In the event of the Participant’s death, his Payroll Deduction Account balance and his Investment Account assets shall be distributed to his Beneficiary.

(b)   If the Participant terminates employment, his Payroll Deduction Account balance and his Investment Account assets shall be distributed to him.

(c)    Upon distribution, the Participant or, in the event of his death, his Beneficiary may elect to obtain a certificate for the whole shares of Common Stock credited to the Participant’s Investment Account or may elect that any whole shares in his Investment Account be sold. In that event, the Agent will sell such whole shares and any fractional shares held in the Investment Account and remit the proceeds of such sale, less selling expenses.

Section 11.   Beneficial Interests in Plan.   Each Payroll Deduction Account and each Investment Account shall be in the name of the Participant. A Participant may designate a Beneficiary to receive his interests in both accounts in the event of his death by complying with procedures prescribed by the Committee. If a Participant dies without having designated a Beneficiary, or if the Beneficiary does not survive the Participant, the Participant’s estate shall be his Beneficiary.

Section 12.   Administration of the Plan.   The Plan shall be administered by the Employee Stock Purchase Plan Committee.

(a)    The Committee shall consist of not less than three members appointed by the Board. The Board from time to time may fill vacancies in the Committee.

(b)   Subject to the express provisions of the Plan, the Committee shall have the authority to take any and all actions (including directing the Agent as to the acquisition of shares) necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan. All of such determinations shall be final and binding upon all persons.

(c)    A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to their action taken signed by all members of the Committee.

(d)   The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan.

Section 13.   Rights Not Transferable.   Rights under the Plan are not transferable by a Participant.

Section 14.   Change in Capital Structure.   Despite anything in the Plan to the contrary, the Committee may take the following actions without the consent of any Participant or Beneficiary, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

(a)    In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, the selling price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

(b)   If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

Section 15.   Amendment of the Plan.   The Board may at any time, or from time to time, amend the Plan in any respect. The shareholders of the Company, however, must approve any amendment that would increase the number of shares of Common Stock that may be issued under the Plan (other than an increase merely reflecting a change in capitalization of the Company) or a change in the designation of any corporations (other than a Subsidiary) whose employees become Eligible Employees under the Plan.

Section 16.   Termination of the Plan.   The Plan and all rights of employees and beneficiaries under the Plan shall terminate:

(a)    on the Investment Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

(b)   at any date at the discretion of the Board.

In the event that the Plan terminates under circumstances described in (a) above, reserved shares remaining as of the termination date shall be issued to Participants on a prorata basis. Upon termination of the Plan, each Participant shall receive the balance in his Payroll Deduction Account and all shares in his Investment Account.

Section 17.   Indemnification of Committee.   Members of the Committee shall be entitled to indemnification and reimbursement to the same extent applicable to directors of the Company pursuant to its Articles of Incorporation and Bylaws.

Section 18.   Government Regulations.   The Plan, the grant and exercise of the rights to purchase shares under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

Interactive Intelligence, Inc. has caused this Interactive Intelligence, Inc. Employee Stock Purchase Plan to be adopted as of April 1, 2000.

Amendment approved by the Board of Directors of Interactive Intelligence, Inc. as of April 1, 2005

Amendment approved by the Shareholders of Interactive Intelligence, Inc. as of                    , 2005

INTERACTIVE INTELLIGENCE, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 19, 2005

9:00 a.m. local time

INTERACTIVE INTELLIGENCE, INC. — HEADQUARTERS

7601 Interactive Way

Indianapolis, IN 46278

Interactive Intelligence, Inc.
7601 Interactive Way, Indianapolis, IN 46278	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 19, 2005.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” the nominee listed under Item 1 and “FOR” the Amendment to the Company’s Employee Stock Purchase Plan under Item 2.

By signing the proxy, you revoke all prior proxies and appoint Donald E. Brown, M.D. and Stephen R. Head, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 18, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/inin/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 18, 2005.
•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Interactive Intelligence, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of director:	01	Donald E. Brown, M.D.	☐	Vote FOR	☐	Vote WITHHELD
					the nominee		from the nominee

2.	To approve the proposed amendment to the Company’s Employee Stock Purchase Plan.			☐	For ☐	Against	☐ Abstain

3.	To transact any other business which may be properly brought before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:					Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.